N-SAR Exhibit: Sub-item 77Q1
Legg Mason Partners Equity Trust
ClearBridge Large Cap Growth Fund
Item 77Q1: Exhibits
In response to Sub-Item 77Q1, the Registrant incorporates by reference the Form of Agreement and Plan of Reorganization (included as Appendix B to the Proxy
Statement/Prospectus) filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on September 8, 2014
(Accession No. 0001193125-14-335488).